SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              PSCO CAPITAL TRUST I



             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  Applied For
----------------------------------------        ---------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

c/o Public Service Company of Colorado
     1225 17th Street
     Denver, Colorado                                    80202
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(Address of Principal Executive Offices)               (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. | |

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. | |


Securities Act registration statement                333-47485
file number to which this form relates:           (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class           Name of Each Exchange on Which
         to be so Registered           Each Class is to be Registered

    __% Trust Originated Preferred        New York Stock Exchange
Securities(sm) (and the Guarantee
with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby is the __% Trust Originated Preferred Securities (the "Preferred Securities") of PSCO Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by Public Service Company of Colorado, a Colorado corporation and the Depositor of the Trust, to the extent set forth in Amendment No. 1 to the Registration Statement on Form S-3 of the Trust and Public Service Company of Colorado (Registration No. 333-47485) (the "Registration Statement"), filed with the Securities and Exchange Commission on March 31, 1998, and the form of Prospectus included therein, and the Preliminary Prospectus Supplement for the Preferred Securities, which descriptions are incorporated herein by reference. Definitive copies of the Prospectus and the Prospectus Supplement describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.)

Item 2. Exhibits.

     2.1 Certificate of Trust, dated February 27, 1998, of PSCO Capital Trust I (incorporated herein by reference to Exhibit 4(h) to the Registration Statement filed with the Securities and Exchange Commission on March 6, 1998.

     2.2 Form of Amended and Restated Declaration of Trust of PSCO Capital Trust I (incorporated herein by reference to Exhibit 4(j) to the Registration Statement).

     2.3 Form of Preferred Security (incorporated herein by reference to Exhibit 4(k) to the Registration Statement).

     2.4 Form of Guarantee Agreement with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4(g) to the Registration Statement).

     2.5 Form of Subordinated Debt Securities Indenture between Public Service Company of Colorado and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(d) to the Registration Statement).

     2.6 Form of Supplemental Indenture to Indenture to be used in connection with the issuance of a series of Deferrable Interest Subordinated Debentures (incorporated herein by reference to Exhibit 4(e) to the Registration Statement).


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  April 24, 1998              PSCO CAPITAL TRUST I


                                    By:          /s/ Nancy Felker
                                               Nancy Felker, as Trustee


                                    PUBLIC SERVICE COMPANY OF COLORADO
                                      Depositor of the Registrant and
                                      Guarantor under the Guarantee


                                    By:           /s/ Brian P. Jackson
                                       Name:    Brian P. Jackson
                                       Title:   Senior Vice President and
                                                Chief Financial Officer

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